EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ocean Power Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-217209, No. 333-213519, No. 333-226820, No. 333-230199, No. 333-234320, No. 333-235995, No. 333-239130, and No. 333-248911) on Form S-1, registration statements (No. 333-208522, No. 333-214316, No. 333-224436 and No. 333-232755) on Form S-8, and the registration statements (No. 333-221867 and No. 333-250824) on Form S-3 of Ocean Power Technologies, Inc. of our report dated June 29, 2020, with respect to the consolidated balance sheet of Ocean Power Technologies, Inc. and subsidiaries as of April 30, 2020, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the year then ended, and the related notes, which report appears in the April 30, 2021 annual report on Form 10-K of Ocean Power Technologies, Inc..

/s/ KPMG LLP
Philadelphia, Pennsylvania
July 19, 2021